EXHIBIT 10.2


                  STOCKHOLDERS' AGREEMENT dated as of October 4, 1996 by and among Home State Holdings, Inc., a Delaware corporation (the "Company"), Mr. Edward D. Herrick, a director of the Company ("Mr. Herrick"), Herrick Partners, L.P., a Delaware limited partnership ("Herrick Partners"), Michael H. Monier, the Chairman of the Board, Secretary and a shareholder of the Company ("Mr. Monier"; Messrs. Herrick and Monier together with Herrick Partners, the "Management Group"), Swiss Reinsurance America Corporation, a New York corporation ("Swiss Re") and Reliance Insurance Company, a Pennsylvania corporation ("Reliance").


                              W I T N E S S E T H :

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is executing and delivering a Securities Purchase Agreement dated the date hereof with each of Swiss Re and Reliance (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Purchase Agreement"); and

         WHEREAS, the Purchase Agreement provides for the execution and delivery, as a condition precedent to the closing under the Purchase Agreement, of this Stockholders' Agreement; and

         WHEREAS, the Purchase Agreement contemplates the sale of additional Series A Preferred Shares and requires any purchaser thereof to become a party hereto;

         NOW, THEREFORE, in connection with the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         Section 1. Certain Definitions.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                  "Additional Stockholder" has the meaning set forth in Section 15 hereof.



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                  "Affiliate", when used with respect to any Person, means
(i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) of such Person, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control


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relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" means this Agreement (together with annexes, exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

                  "Board" means the Board of Directors of the Company.

                  "By-Laws" means the By-Laws of the Company as in effect on the date hereof and as amended from time to time in accordance with this Agreement.

                  "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series A Cumulative Voting Preferred Stock, $0.01 par value per share, of the Company, in the form attached as Exhibit A to the Purchase Agreement.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect on the date hereof and as amended from time to time in accordance with this Agreement.

                  "Common Stock" means the shares of Common Stock of the Company, $0.01 par value per share, or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification, combination or subdivision of, or a stock dividend on, any Common Stock.

                  "Default Director" has the meaning set forth in Section 4(c) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

                  "Management Stockholders" means, so long as such person is holding Shares, (A) each person in the Management Group and (B) any transferee obtaining Shares from a Management Stockholder in accordance with this Agreement (upon taking title to such Shares), unless (i) prior to such transfer such transferee was a Reliance Stockholder or a Swiss Re Stockholder, or (ii) such transferee is not required to become a party hereto under Section 15 hereof.

                  "Outstanding" or "outstanding" means, (i) with respect to the Common Stock, the authorized, issued and outstanding shares of Common Stock,

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together with shares of Common Stock then obtainable (whether or not then issued) pursuant to outstanding warrants, options, convertible securities or other rights (including without limitation, the Warrants) and (ii) with respect to the Series A Preferred Shares, the authorized, issued and outstanding Series A Preferred Shares.

                  "Permitted Sale" has the meaning set forth in Section 11.2 of the Purchase Agreement.

                  "Person" or "person" means an individual, corporation, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.


                  "Purchase Agreement" has the meaning set forth in the preamble of this Agreement.

                  "Preferred Director" has the meaning set forth in Section 4(b) hereof.

                  "Redemption Default" means the failure by the Company to redeem Series A Preferred Shares in accordance with Section 6(a) or Section 6(b) of the Certificate of Designations for any reason, and such failure in such redemption of such shares shall have continued for at least fifteen (15) days.

                  "Redemption Event" has the meaning set forth in the Certificate of Designations.

                  "Reliance Preferred Shares" means the Series A Preferred Shares held by the Reliance Stockholders.

                  "Reliance Shares" means at any time, all Shares then held by the Reliance Stockholders.

                  "Reliance Stockholders" means, so long as such person is holding Shares, (A) Reliance and (B) any transferee obtaining Shares from a Reliance Stockholder in accordance with this Agreement.

                  "Restricted Period" has the meaning set forth in Section 6 hereof.

                  "Retiring Director" has the meaning set forth in Section 4(c) hereof.

                  "Rule 144 Transaction" means a transfer of Shares
(A) complying with Rule 144 under the Securities Act as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Shares are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

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                  "Securities" has the meaning set forth in the Purchase
Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

                  "Series A Preferred Shares" means the Company's Series A Cumulative Voting Preferred Stock, par value $0.01 per share, issued pursuant to the Purchase Agreement including Series A Preferred Shares issued in a Permitted Sale (as defined in the Purchase Agreement).

                  "Shares" means (i) the Series A Preferred Shares issued on the date hereof to Swiss Re and Reliance (or purchased on any date hereafter pursuant to Section 11 of the Purchase Agreement) and (ii) shares of Common Stock, debentures or other securities convertible into Common Stock and options, warrants, rights or other securities exercisable for Common Stock (whether or not granted by the Company but excluding any rights created under this Agreement), including without limitation any Warrants, all as such shares of Common Stock or other securities may from time to time be adjusted, changed or exchanged as a result of and after giving effect to all non-cash dividends payable in stock or other securities, stock splits or reverse stock splits, reorganizations, reclassifications, mergers, consolidations or other similar events.

                  "Stockholder Group" means each of (A) the Management Stockholders taken as a group, (B) the Reliance Stockholders taken as a group and (C) the Swiss Re Stockholders taken as a group. The Company shall not in any case be deemed to be a member of any Stockholder Group (whether or not the Company repurchases or otherwise acquires any Shares).

                  "Stockholders" means, so long as such person is holding Shares, (A) the parties hereto other than the Company and (B) any person (other than the Company) which hereafter may hold any Series A Preferred Shares acquired from the Company pursuant to Section 11 of the Purchase Agreement or acquired from another Stockholder (other than pursuant to an effective registration statement under the Securities Act or in a Rule 144 Transaction).

                  "Subsidiary", with respect to any Person, means any corporation, association or other entity controlled by such Person. For purposes of this definition, "control" with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company which may now or hereafter exist.

                  "Swiss Re Preferred Shares" means the Series A Preferred Shares held by the Swiss Re Stockholders.

                  "Swiss Re Shares" means at any time, all Shares then held by the Swiss Re Stockholders.

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                  "Swiss Re Stockholders" means, so long as such person is
holding Shares, (A) Swiss Re and (B) any transferee obtaining Shares from a Swiss Re Stockholder in accordance with this Agreement.

                  "Warrants" means the Class A Warrants issued pursuant to the Purchase Agreement as such Warrants may be assigned from time to time.

                  (b) All Shares transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act or in a Rule 144 Transaction) shall be held by the transferee thereof pursuant to this Agreement. Such transferee shall have all the rights and be subject to all of the obligations of a Stockholder under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such transfer, then such transferee, as a condition of such transfer, shall confirm such transferee's obligations hereunder in accordance with the terms of Section 14 hereof.

                  (c) Any uses of the masculine, feminine or neuter gender herein shall also be deemed to include any other gender, as appropriate.


         Section  2. Certificate of Incorporation and By-Laws.

                  Annexed hereto as Exhibits 1 and 2, respectively, are the Certificate of Incorporation and By-Laws of the Company, in each case as amended and as in effect on the date hereof. No amendment to such Certificate of Incorporation or By-Laws which would adversely alter, change, or affect the powers, rights, privileges or preferences of the Swiss Re Stockholders or the Reliance Stockholders shall be approved, agreed to or voted in favor of by any Stockholder without the consent of (i) the holders of a majority of the then outstanding Reliance Shares (which consent may be withheld for any reason) and
(ii) the consent of the holders of the majority of the then outstanding Swiss Re Shares (which consent may be withheld for any reason).


         Section  3. Issuance of Shares.

                  The authorized capital stock of the Company on the date hereof consists of 10,000,000 shares of Common Stock and 100,000 shares of preferred stock of which 25,000 have been designated Series A Preferred Shares. As of the date hereof, the names of the Stockholders, together with their holdings, are listed on Schedule A hereto.


         Section  4. Preferred Director and Default Directors.

                  (a) Board Seats. During the term hereof, the By-Laws shall provide for a Board consisting of not less than eight (8) nor more ten (10) members. One (1) of such members shall be the Preferred Director (as defined in Section 4(b) below) and, subject to the conditions set forth in Section 4(b) below, two (2) of such members shall be the Default Directors (as defined in Section 4(c) below). In the event the Swiss Re Stockholders or the Reliance Stockholders shall be entitled, pursuant to the provisions of Section 4(c) hereof, to designate to the Board of Directors of the Company a Default Director (or Default Directors), the resignation(s) delivered pursuant to Section 2.16 of the Purchase Agreement shall thereupon become effective, and the parties hereto shall take all necessary actions (including without limitation the actions set forth in Section 4(d) hereof and within their power) to have the Default Directors appointed or elected to fill the resulting vacancies.

                  (b) Preferred Director. For so long as the Swiss Re Stockholders hold any Series A Preferred Shares, the holders of a majority of the then outstanding Swiss Re Preferred Shares shall be entitled to designate one (1) individual to serve as a member of the Board (such director referred to herein as the "Preferred Director"). The Preferred Director shall be elected pursuant to Section 4(d) hereof, and the term of such Preferred Director shall end when the term of the other members of the class of directors to which the Preferred Director shall be assigned shall end. Upon the expiration of any such term, for so long as any Swiss Re Stockholder holds any Series A Preferred Shares, successor Preferred Directors shall be designated and elected for successive three (3) year terms pursuant to the provisions hereof.

                  (c) Default Director. In addition to the rights set forth in
Section 4(b) hereof, upon the occurrence of a Redemption Default and for so long as such Redemption Default shall be continuing (hereinafter called the "Default Period"), the holders of a majority of the then outstanding Swiss Re Preferred Shares shall be entitled to designate one (1) individual to serve as a member of the Board and the holders of a majority of the then outstanding Reliance Preferred Shares shall be entitled to designate one (1) individual to serve as a member of the Board (each such director referred to therein as a "Default Director"). Each Default Director shall be elected pursuant to Section 4(d) hereof for a term which shall end when the term of the other members of the class of directors to which such Default Director shall be assigned shall end (such Default Director, at the time of the expiration of such Default Director's term, a "Retiring Director"). If any such term expires prior to the end of the Default Period, the holders of a majority of the then outstanding Swiss Re Preferred Shares or the Reliance Preferred Shares, or each of them (as the case may be), shall be entitled to designate a successor Default Director (which may again be the Retiring Director). Such successor Default Director shall be designated and elected for a term equal to the term of the class of directors to which the Retiring Director was elected pursuant to the provisions hereof.

                  (d) Election and Removal of the Directors.

                      (i) The Company agrees that it shall take all actions within its power to facilitate the election of the Preferred Director and each of the Default Directors by the stockholders of the Company at any annual meeting or special meeting of stockholders where a

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         stockholder vote may be required to elect or re-elect a Preferred
         Director or Default Director, including without limitation recommending the election of such Directors as designated by the Swiss Re Stockholders and/or the Reliance Stockholders.

                      (ii) Each Stockholder severally agrees, upon the designation of individuals to serve as members of the Board pursuant to Sections 4(b) and 4(c) hereof, to vote all shares of voting stock of the Company owned by such Stockholder (and at any time to take any other action necessary or appropriate and within the power of such Stockholder, including without limitation (x) calling a meeting of stockholders or taking any such action by written consent in lieu of any such meeting or (y) directing the directors designated by such Stockholder to take such action) (A) to cause the immediate election to the Board (as a Preferred Director and/or as Default Directors, as the case may be) of the individuals designated pursuant to Sections 4(b) and 4(c), or to cause the election of their respective successors similarly designated, or (B) if requested by the Swiss Re Stockholders (acting through the holders of a majority of the Swiss Re Shares), to cause the immediate removal of the Preferred Director and/or the Default Director designated by the Swiss Re Stockholders, with or without cause, from the Board, or (C) if requested by the Reliance Stockholders (acting through the holders of a majority of the Reliance Shares), to cause the immediate removal of the Default Director designated by the Reliance Stockholders with or without cause, from the Board.

                  (e) Observer. The Swiss Re Stockholders (acting through the holders of a majority of the Swiss Re Shares) and the Reliance Stockholders (acting through the holders of a majority of the Reliance Shares) shall each have the right, at all times during the term hereof, at their request, to send one (1) representative to the meetings of the Board, such representative to act as observer without a vote or other rights as a director (except that such observer shall have the right to receive sufficient notice to enable such attendance and the right to receive all other communications, information and materials furnished, from time to time, to directors of the Company and the right to receive reimbursement for travel expenses to the same extent as directors of the Company); except that during any period in which the Swiss Re Stockholders, or the Reliance Stockholders, as the case may be, have designated an individual who is then serving on the Board, there shall be no right for the Swiss Re Stockholders, or the Reliance Stockholders, as the case may be, to send such observer pursuant to this Section 4(e). Notwithstanding anything to the contrary contained in this Section, each representative of Swiss Re or Reliance who attends meetings of the Board (i) will hold in confidence, unless required to disclose by judicial, regulatory or administrative process or by other requirements of law, all documents, reports or other information obtained from the Company, and (ii) will not use any such documents, reports or other information for any reason or purpose other than to review the affairs and financial condition of the Company and assess the compliance by the Company with the terms and provisions of this Purchase Agreement, the Other Transaction Documents and the Securities (each as defined in the Purchase Agreement), except to the extent that such documents, reports and other information have been
(A) previously known on a nonconfidential basis by such representative, (B) in the public domain through no fault of such representative, or (C) later lawfully acquired by such representative without any breach of any obligation of

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confidentiality; provided, however that any such representative may disclose such documents, reports and other information to officers, directors, employees, accountants, counsel, consultants, advisors and agents of Swiss Re or Reliance, as the case may be, in connection with such representative's review of such documents, reports or other information so long as such Persons are informed by Swiss Re or Reliance, as the case may be, to treat such information confidentially and not to use any of such documents, reports or other information for any reason or purpose other than in connection with such representative's review.

                  (f) Actions Taken. Any action taken by a Preferred Director and/or a Default Director in his capacity as a director of the Company (such as approving or authorizing transactions, adopting resolutions, etc.) shall be considered to be an action taken by such director solely in his capacity as a director and not in any other capacity and shall not be construed as, considered to be or deemed to be an action taken by a Reliance Stockholder or a Swiss Re Stockholder and such action shall not in any way bind, obligate, estop, waive the rights of or otherwise affect in any way such Stockholders (in their capacity as stockholders or otherwise) or the directors in any capacity other than as directors of the Company.


         Section  5. Charter Amendment.

                  Each of the Stockholders agrees to vote all shares of voting stock of the Company owned by such Stockholder (and at any time to take any other action necessary or appropriate and within the power of such Stockholder) in favor of any proposal presented to the stockholders of the Company in accordance with Section 8.15 of the Purchase Agreement.


         Section  6. Certain Rights and Restrictions of the Management
                     Stockholders.

                  Until October 4, 2000 (the period between the Closing Date and such later date, the "Restricted Period"), no Management Stockholder may sell, assign, transfer, pledge, hypothecate, mortgage, encumber, dispose of by gift, bequeath or otherwise transfer or dispose of any right, title or interest in any or all Shares, except that, during the Restricted Period each of the Management Stockholders shall be permitted to sell, assign, transfer, pledge, hypothecate, mortgage, encumber, dispose of by gift, bequeath or otherwise transfer or dispose of up to fifteen percent (15%) of the Shares held by such Management Stockholder on the date hereof (adjusted for changes in the capitalization of the Company in the same manner as provided in the Warrants); provided, that in each such instance, any such transferee shall become a party to, and such transferee's Shares shall remain subject to, this Agreement as provided in
Section 15 hereof. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that Herrick Partners has pledged 100,000 of its shares to a bank located in Telluride Colorado (the "Herrick Pledgee"). Herrick Partners retains voting control over such Shares and agrees to vote such Shares as required hereunder, and for so long as Herrick Partners retains such voting control, the Herrick Pledgee shall not be required to become a party to this Agreement.

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         Section  7. Certain Transfer Restrictions.

                  (a) From the date hereof to the date of the next annual meeting of the stockholders of the Company in May, 1997, neither the Swiss Re Stockholders nor the Reliance Stockholders shall be permitted to transfer any Shares to a third party unless, prior to any proposed transfer the Swiss Re Stockholders or Reliance Stockholders (as the case may be, a "Selling Stockholder") has given written notice of the proposed transfer of such Shares (the "Notice of Intention") to the Company specifying the type and number of Shares which such Selling Stockholder wishes to transfer, the proposed purchase price (the "Offer Price") therefore and all other material terms and conditions of the proposed transfer. For a period of thirty (30) days following its receipt of the Notice of Intention, the Company or its designees shall have the right to purchase all or (with the consent of the Selling Stockholder) any portion of the Shares offered by such Selling Stockholder at the Offer Price and on the other terms specified in the Notice of Intention, exercisable by delivery of an irrevocable notice (the "Company Notice") to the Selling Stockholder specifying the number of offered Shares with respect to which the Company or its designees is exercising its option. If all notices required to be given pursuant to this Section have been duly given and the Company or its designees do not exercise the option to purchase the offered Shares at the Offer Price and on the other terms specified in the Notice of Intention or determined, with the consent of the Selling Stockholder, to exercise its option to purchase a portion of the offered Shares, then the Selling Stockholder shall have the right, at any time thereafter to sell to a third party the offered Shares remaining unsold under this Section at a price not less than the Offer Price and on other terms which shall not be materially more favorable to such third party in the aggregate than those terms set forth in the Notice of Intention.

                  (b) From and after May, 1997, the Reliance Stockholders and the Swiss Re Stockholders may freely transfer, sell, assign, pledge, hypothecate, mortgage, encumber, dispose of by gift, bequeath or otherwise transfer or dispose of any right, title or interest in any or all Shares, provided that any such disposition shall comply with all applicable laws and provided further that any transferee obtaining such Shares shall become a Stockholder hereunder and shall execute a signature page in the form of Annex A and shall be bound by the terms of this Agreement.


         Section  8. Involuntary Transfers of Shares.

                  In the event of any Involuntary Transfer (as hereinafter defined) by any Stockholder of any Shares, the following procedures shall apply:

                  (a) The Stockholder deprived or divested of Shares by the Involuntary Transfer (the "Transferor") shall promptly give written notice of such Involuntary Transfer in reasonable detail to the other Stockholders (for purposes of this Section 8, collectively, the "Other Stockholders") and the person or persons who take or propose to take any interest in such Shares (the

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"Subject Shares") as a result of such Involuntary Transfer (the "Transferee")
shall hold such interest subject to the rights of the Other Stockholders as set forth below.

                  (b) (i) Upon receipt of the notice referred to in Section 8(a) above or upon discovery of such Involuntary Transfer, the Company shall cause the determination of Fair Market Value or appraisal referred to in Section 8(c) to be made and notice of such determination or appraisal shall be delivered to each of the Other Stockholders within ten (10) days of the receipt of the notice referred to in Section 8(a). Each of the Other Stockholders shall have the irrevocable option, but not the obligation, for a period of sixty (60) days following receipt by all Other Stockholders of the results of such determination of Fair Market Value or appraisal, to purchase the Subject Shares, subject to the terms set forth herein. If such Subject Shares are shares of Common Stock or Warrants, each Other Stockholder may exercise the option for the number of shares of Common Stock bearing the same relation to the total number of Subject Shares as (x) such Other Stockholder's percentage interest (including through Warrants) in shares of Common Stock bears to (y) the aggregate percentage interest (including through Warrants) in shares of Common Stock then held by all of the Other Stockholders exercising such option (and purchasing Subject Shares under Section 8(c) below), or for such other number of Subject Shares as all of the Other Stockholders exercising such option may agree in writing. If such Subject Shares are Preferred Shares, each Other Stockholder may exercise the option for the number of Preferred Shares bearing the same relation to the total number of Preferred Shares as
         (x) such Other Stockholder's percentage interest in Preferred Shares bears to (y) the aggregate percentage interest in Preferred Shares then held by all of the Other Stockholders exercising such option (and purchasing Preferred Shares under Section 8(c) below), or for such other number of Preferred Shares as all of the Other Stockholders exercising such option may agree in writing. All exercises of such option or options shall be in writing, shall specify the number of Subject Shares to be purchased and shall be effective upon receipt thereof by the Transferee.

                      (ii) Notwithstanding the foregoing, it is agreed that
         (x) during the first thirty (30) days of the sixty (60) day period described above, if the Transferor is a Management Stockholder, Reliance Stockholder or Swiss Re Stockholder, then the other members of the Transferor's Stockholder Group shall have the exclusive right to purchase all of the Subject Shares (such right to be exercised in the manner set forth in the preceding paragraph, except that, for purposes of the second sentence of the preceding paragraph, such other members shall be deemed to be all of the "Other Stockholders"), and (y) only after such first thirty (30) day period shall the Other Stockholders also be entitled to purchase the Subject Shares as to which the other members of the Transferor's Stockholder Group have not exercised an option under this Section 8 (or which are not purchased, even though an option may have been exercised, under Section 8(c) below). Such right under this paragraph (b)(ii) shall be exercised in the manner set forth in the preceding paragraph. The Stockholders who shall have had the exclusive right to purchase the Subject Shares during such first thirty

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         (30) day period shall also have the right to exercise the option granted under this Section 8 during the second thirty (30) day period in accordance with the preceding paragraph.

                  (c) The closing for any such sale of Subject Shares to one or more Other Stockholders shall be at the offices of the Company on the date specified by each Other Stockholder in its notice of exercise, but in any event not prior to the expiration of the sixty (60) day period nor later than forty-five (45) days after the end of such sixty (60) day period. The purchase price per share of any Subject Shares purchased pursuant to this Section 8 shall be (i) in the event the Common Stock is listed on the Nasdaq National Market or a national securities exchange, the Fair Market Value (as defined in the Warrant) per share of the Common Stock, or (ii) the amount which is equal to the fair value, as of the Valuation Date (as hereinafter defined), of a Subject Share, as such fair value is determined by an independent appraiser selected by the Company and reasonably acceptable to holders of a majority of the then outstanding Shares held by the Other Stockholders, and the costs of such appraisal shall be paid by the Company. The "Valuation Date" shall be the last day of the calendar quarter immediately preceding the Involuntary Transfer.

                  (d) In the event that the Other Stockholders do not purchase all of the Subject Shares involved in an Involuntary Transfer pursuant to this
Section 8, the Transferee shall take and hold all rights and interests in any Subject Shares not so purchased subject to the terms of this Agreement.

                  (e) For purposes of this Agreement, the term "Involuntary Transfer" shall mean any involuntary sale, transfer, encumbrance or other disposition by or in which any Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including without limitation any levy of execution, foreclosure on a pledge, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings or any transfer to a public officer or agency pursuant to any abandoned property or escheat law, but shall not include any transfer to a spouse in connection with a marital dissolution; provided, that any transfer complying with Section 6 hereof shall not be deemed an "Involuntary Transfer".


         Section  9. Action Necessary to Effectuate the Agreement.

                  In their respective capacities as Stockholders of the Company, the parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement. Notwithstanding anything to the contrary contained herein, no provision hereof shall in any way obligate any Management Stockholder to take or refrain from taking any action in such Management Stockholder's capacity as a director or officer of the Company.


         Section  10. Payments under the Securities

                  If at any time any amounts are due from the Company to any holder of Shares and if payment of any such amount is not being made by the

Company for any reason whatsoever, the Company agrees (to the extent permitted by law) to cause the Company and the Board to take the necessary actions to eliminate the reason why such payment is not being made and each Stockholder agrees to vote its Shares in favor of any proposal which would have the effect of enabling such payments to be made; provided that nothing herein contained shall in any way obligate any Management Stockholder to take or refrain from taking any action in such Management Stockholder's capacity as a director of the Company.


         Section  11. Purchase For Investment; Legend on Certificate.

                  Each of the parties acknowledges that all of the Series A Preferred Shares and Warrants are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Series A Preferred Shares and Warrants may be made except in compliance with applicable federal and state securities laws. All the certificates of Series A Preferred Shares of the Company shall have endorsed in writing, stamped or printed, upon the face thereof the following legend:

         THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF OCTOBER 4, 1996 AMONG HOME STATE HOLDING, INC., HERRICK PARTNERS, L.P., EDWARD D. HERRICK, MICHAEL H. MONIER, SWISS REINSURANCE AMERICA CORPORATION, RELIANCE INSURANCE COMPANY AND ANY OTHER PERSON THAT BECOMES A PARTY TO THE STOCKHOLDERS' AGREEMENT AS REQUIRED THEREUNDER.
                  All certificates representing the Warrants shall bear the following legend:

         THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 13 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN AND SUBJECT TO SECTION 14 OF THE REGISTRATION RIGHTS AGREEMENT REFERRED TO HEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH PURCHASE AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


         Section  12. Termination.

                  This Agreement shall automatically and without further action terminate when all Series A Preferred Shares have been redeemed and all Warrants have been exercised.


         Section  13. Specific Performance.

                  The parties hereto acknowledge that irreparable damage will result in the event that this Agreement is not specifically enforced (including without limitation any restrictions on transfer of Shares) and the parties hereto agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         Section  14. Effectiveness of Transfers.

                  No Shares shall be transferred on the Company's books and records, and no transfer of Shares shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by the parties to this Agreement to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

         Section  15. Additional Stockholders.

                  Any person or entity (i) acquiring Series A Preferred Shares from a Stockholder at any time, or (ii) acquiring Common Stock from any Management Stockholder during the Restricted Period, shall on or before the transfer of any such Shares, sign the signature page attached hereto as Annex A and shall thereby become a party to this Agreement (each, an "Additional Stockholder"); provided, however, that any person or entity that at any time acquires (together with any Affiliates thereof) from any Management Stockholder, directly or indirectly, a number of Shares which is less than five percent (5%) of the aggregate number of Shares held by such transferring Management Stockholder on the date hereof, shall not be required to become a party hereto. Every person becoming a party to this Agreement by virtue of acquiring Shares from a Stockholder, shall be bound by this Agreement and shall hold such Shares with all rights conferred, and subject to all the obligations and restrictions imposed, hereunder.

         Section  16. After-Acquired Shares.

                  The terms and provisions of this Agreement shall apply to all of the Shares of the Company now owned or which may be issued hereafter to the parties to this Agreement in consequence of any additional issuance, purchase, exercise of any options or other rights (including without limitation the

Warrants), conversion of any debentures or other securities, exchange or reclassification of shares, corporate reorganization, any other form of recapitalization, consolidation or merger or any share split-up, share dividend or distribution or which are acquired by the parties to this Agreement or in any manner whatsoever.


         Section  17. Notices.

                  Except as otherwise provided herein, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to Swiss Re, at 237 Park Avenue, New York, New York, 10017, Attention: Thomas L. Forsyth, Senior Vice President and General Counsel, or at such other address as Swiss Re may otherwise indicate in a written notice delivered to the Company; (ii) Reliance Insurance Company, c/o Reliance Group Holdings, Inc., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: Treasurer, and with a copy to Reliance Group Holdings, Inc., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: General Counsel, with a copy to Reliance Reinsurance Corp., 4 Penn Center Plaza, Philadelphia, Pennsylvania 19103, Attention:
President, or at such other address as Reliance may otherwise indicate in a written notice delivered to the Company; (iii) if to any other holder of Shares at the holder's address set forth in the records of the Company or at such other address as the holder thereof may otherwise indicate in a written notice delivered to the Company; or (iv) if to the Company, at Three South Revmont Drive, Shrewsbury, New Jersey 07702, Attention: Eric A. Reehl, or at such other address as the Company may otherwise indicate in a written notice delivered to the holders.


         Section  18. No Waiver.

                  No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.


         Section  19. Binding Effect; Assignability.

                  This Agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns. This Agreement shall not be assignable, except as otherwise provided herein.

         Section  20. No Election of Remedies.

                  No provision of, or any rights granted or remedies available under, this Agreement, the Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement or any other agreements, shall limit the availability of any other right or remedy for the breach or violation of any of the provisions contained in this Agreement or any such other agreements or documents.


         Section  21. Severability.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.


         Section  22. Modification.

                  No term or provision of this Agreement may be amended, waived, modified or terminated except by an instrument in writing executed by the Company and by each of the parties hereto (including any person which may hereafter become a party to this Agreement).


         Section  23. Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflicts of law rules which might result in the application of the laws of any other jurisdiction), except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.


         Section  24. Consent to Jurisdiction and Service of Process.

                  EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID

COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.


         Section  25. Waiver of Jury Trial.

                  EACH OF THE COMPANY AND THE MANAGEMENT STOCKHOLDERS HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ARISING OUT OF THIS AGREEMENT. EACH OF THE COMPANY AND THE MANAGEMENT STOCKHOLDERS ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY AND THE MANAGEMENT STOCKHOLDERS FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


         Section  26. Counterparts.

                  This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.


         Section  27. Headings.

                  All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                 HOME STATE HOLDINGS, INC.



                                 By: /s/ Mark Vaughn
                                     ------------------------------
                                     Name:  Mark Vaughn
                                     Title: Acting President



                                 SWISS REINSURANCE AMERICA
                                       CORPORATION


                                 By: /s/ Thomas L. Forsyth
                                     ------------------------------
                                     Name:  Thomas L. Forsyth
                                     Title: Senior Vice President
                                               and General Counsel


                                 RELIANCE INSURANCE COMPANY


                                 By: /s/ Albert A. Benchimol
                                     ------------------------------
                                     Name:  Albert A. Benchimol
                                     Title:    Vice President











                  [Signature Page for Stockholders' Agreement]

                                 /s/ Michael H. Monier
                                 ------------------------------
                                 Michael H. Monier


                                 /s/ Edward D. Herrick
                                 ------------------------------
                                 Edward D. Herrick


                                 HERRICK PARTNERS, L.P.
                                 By Edward D. Herrick,
                                    General Partner

                                 /s/ Edward D. Herrick
                                 ------------------------------





















                  [Signature Page for Stockholders' Agreement]

                                     ANNEX A

                   Signature Page for Additional Stockholders

                                   SCHEDULE A



                                    Number of Shares of              Number of               Number of Series A
            Name                        Common Stock             Class A Warrants             Preferred Shares
            ----                        ------------             ----------------             ----------------
Swiss Reinsurance America                   0                        700,000                       5,000
Corporation

Reliance Insurance Company                  0                        700,000                       5,000

Edward D. Herrick                           0                           0                            0

Herrick Partners, L.P.                   561,725                        0                            0

Michael H. Monier                        548,200                        0                            0
                                        ---------                   ---------                     ------

         TOTAL                          1,109,925                   1,400,000                     10,000
                                        =========                   =========                     ======

                                                                      Exhibit 1



                          Certificate of Incorporation

                                                                      Exhibit 2



                                     By-Laws